Exhibit 1

Agreement of Joint Filing

Pursuant to 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on Schedule 13D (the “Statement”) to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.

IN WITNESS WHEREOF, the undersigned have executed this Agreement.

Dated: September 8, 2017

SVF INVESTMENTS (UK) LIMITED

By:	/s/ Brian Wheeler

Name:	Brian Wheeler

Title:	General Counsel

SVF HOLDINGS (UK) LLP

By:	SOFTBANK VISION FUND L.P., its Managing Member

By:	SVF GP (JERSEY) LIMITED, its General Partner

By:	/s/ Brian Wheeler

Name:	Brian Wheeler

Title:	General Counsel

SOFTBANK VISION FUND L.P.

By:	SVF GP (JERSEY) LIMITED, its General Partner

By:	/s/ Brian Wheeler

Name:	Brian Wheeler

Title:	General Counsel

SVF GP (JERSEY) LIMITED

By:	/s/ Brian Wheeler

Name:	Brian Wheeler

Title:	General Counsel